Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use of our report dated January 26, 2006, on our audits of Port City Capital Bank as of December 31, 2005 and 2004 and for each of the two years in the period ended December 31, 2005, incorporated by reference herein.

/s/ Larrowe & Company, PLC

Galax, Virginia
September 1, 2006